Exhibit 10.12

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of September 30, 2020, by and among Mountain Crest Acquisition Corp, a Delaware corporation (the “Company”), Sunlight Global Investment LLC (the “Transferor”), Suying Liu (the “Initial Shareholder”) and Playboy Enterprises, Inc., a Delaware corporation (the “Transferee”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, the Company and the other parties named therein have entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which the Company will acquire the Transferee, on the terms and subject to the conditions set forth therein (the “Acquisition”);

WHEREAS, in connection with the Acquisition and pursuant to Section 7.2 of the Merger Agreement, the Company, the Transferor, the Initial Shareholder and the Transferee desire to enter into this Agreement setting forth certain rights and obligations with respect to the transfer of 700,000 of the Insider Shares (the “Initial Shares”) and, if applicable, the transfer by the Initial Shareholder to the Transferee of Balance Shares with a total value of such Balance Shares not to exceed $1,000,000 in accordance with the terms of the Merger Agreement;

WHEREAS, Transferee has transferred $1,000,000 as a deposit toward the Insider Sale Purchase Price into an escrow account maintained at the offices of the Escrow Agent (the “Escrow Account”) pursuant to the terms of the Escrow Agreement;

WHEREAS, immediately prior to the date hereof, the Transferee deposited the balance of the Insider Sale Purchase Price in the amount of $3,445,000 into the Escrow Account; and

WHEREAS, simultaneously with the execution of the Merger Agreement, the Company, Transferor and the Initial Shareholder have delivered such letters and documents as required under Section 7.2(a) of the Merger Agreement.

NOW THEREFORE, for good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.

1.            Transfer of Shares.

(a)            Transfer of Initial Shares. Subject to the satisfaction of conditions set forth under Section 7.2 of the Merger Agreement, upon the Closing, or in the event the Merger Agreement is terminated, upon the consummation of any other business combination (as defined in the Company’s Organizational Documents) (the “Business Combination”), (i) the Transferor shall transfer, assign and convey to the Transferee, the Transferee shall receive, and the Company shall cause Continental to record the transfer and delivery to the Transferee of, the Initial Shares free and clear of all Encumbrances (as defined below) and (ii) the Company shall (and shall cause Continental to) record such transfers in its books and records.

(b)            Transfer of Balance Shares. In the event of a Compliance Failure that is not cured within 30 days, upon the Transferee’s request as of the Closing, or in the event the Merger Agreement is terminated, upon the consummation of any other Business Combination (i) the Initial Shareholder shall transfer, assign and convey to the Transferee, the Transferee shall receive, and the Company shall cause Continental to record the transfer and delivery to the Transferee of, the Balance Shares free and clear of all Encumbrances at the same time the Initial Shares are transferred to the Transferee and (ii) the Company shall (and shall cause Continental to) record such transfers in its books and records.

(c)             Transfer of Additional Shares. In the event that the Initial Shares and/or Balance Shares are subject to contractual lock-up, then additional Insider Shares shall be transferred by the Initial Shareholder to the Transferee at the expiration of such lock-up in accordance with the terms of Section 7.2(c) of the Merger Agreement.

(d)             Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

i.                “Encumbrances” means any liens, pledges, claims, charges, demands, security interests or other encumbrances, except for obligations set forth in the Stock Escrow Agreement dated as of June 4, 2020, as amended on the date hereof and thereafter, as may be amended from time to time (the “Escrow Agreement”);

ii.               “Letter Agreement” means the Letter Agreement, dated as of June 4, 2020, delivered by the Transferor to the Company and Chardan Capital Markets, LLC in connection with the Company’s initial public offering.

2.            Representations and Warranties of the Transferor and the Initial Shareholder. The Transferor and the Initial Shareholder, severally and not jointly, each hereby represents and warrants to the Transferee that (i) it has good and marketable title to all of the shares being transferred or that are transferrable to the Transferee pursuant to Section 1, free and clear of all Encumbrances and such shares are validly issued, fully paid and nonassessable, (ii) no person other than the Transferor or the Initial Shareholder, as applicable, has a record or beneficial interest in or a right to acquire or vote any of such shares, (iii) upon the Closing, or in the event the Merger Agreement is terminated, upon the consummation of any other Business Combinations, the Transferee will acquire good and valid title to the Initial Shares and any Balance Shares free and clear of all Encumbrances, (iv) the Transferor and Initial Shareholder together have good and marketable title to all of the Insider Shares and have a right to transfer all such Insider Shares under this Agreement to satisfy the requirement under this Agreement and Section 7.2 of the Merger Agreement, (v) the Transferor holds, and will hold as of immediately prior to the Closing or the consummation of a Business Combination (as applicable), at least 700,000 shares of Insider Shares, and (vi) the Initial Shareholder holds, and will hold as of immediately prior to the Closing or the consummation of a Business Combination (as applicable), at least 365,725 Insider Shares.

3.            Representations and Warranties of the Transferor, the Initial Shareholder and the Company. The Transferor, the Initial Shareholder and the Company each hereby represents and warrants to the Transferee that (i) such person has the power and authority to execute, deliver and perform such person’s obligations under this Agreement, (ii) this Agreement, when executed and delivered, will constitute such person’s valid and binding obligation, enforceable against such person in accordance with the terms hereof, (iii) the execution, delivery and performance of this Agreement by such person will not violate any written or oral contract, agreement or instrument to which such person is a party, (iv) the Transferee has no obligation to enter into the Letter Agreement or any similar agreement in connection with the transfer of the Initial Shares or the Balance Shares upon the Closing, or in the event the Merger Agreement is terminated, upon the consummation of any other Business Combination, and (v) all transfer documentation required for the transfer of the Initial Shares and the Balance Shares, if any, in accordance with this Agreement and the Merger Agreement has been completed and delivered to Continental and any other required person. The Company hereby represents and warrants to the Transferee that the shares of capital stock of the Company have the rights, preferences, privileges and restrictions set forth in the Amended and Restated Certificate of Incorporation of the Company (as amended from time to time) and such shares are validly issued and outstanding, fully paid and nonassessable.

4.              Representations and Warranties of the Transferee. The Transferee hereby represents and warrants to the Transferor and the Company that (i) the Transferee understands and acknowledges that the shares being acquired by the Transferee pursuant to this Agreement are not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities act or any other federal or state laws, that such shares may not be resold without registration under the Securities Act and qualification under state securities laws except in certain limited circumstances and that the certificate(s) representing such shares will be legended as deemed necessary by the Company under applicable securities laws, (ii) the Transferee further understands and acknowledges that the Company has no present intention to effect registration of the shares being acquired hereunder, the Company is under no obligation to effect such a registration, and there can be no assurance as to whether the Company will be able to effect any such registration at any particular time, if at all, (iii) the Transferee is an “accredited investor” as that term is defined in Rule 501 of Regulation D, as promulgated under the Securities Act, (iv) the Transferee has such knowledge of the Company and experience in financial and business matters in general, and investments and securities, in particular, so as to be capable of evaluating the merits and risks of an investment in the capital stock of the Company and making an informed decision with respect to the purchase of the shares being purchased hereunder, (v) the Transferee is acquiring such shares for the Transferee’s own account, not as a nominee or agent and not with a view to the sale or distribution of any part thereof, (vi) the Transferee has no present intention of selling, granting participation in, or otherwise distributing any such shares, (vii) the Transferee does not have any contract, undertaking or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of such shares, (viii) the Transferee has the power and authority to execute, deliver and perform the Transferee’s obligations under this Agreement, (ix) this Agreement, when executed and delivered, will constitute the Transferee’s valid and binding obligation, enforceable against the Transferee in accordance with the terms hereof, (x) the execution, delivery and performance of this Agreement by the Transferee will not violate any written or oral contract, agreement or instrument to which the Transferee is a party, (xi) the Transferee hereby waives its right to exercise redemption rights with respect to the Initial Shares and Balance Shares, if any, and agrees that it will not seek redemption with respect to or otherwise sell, such shares in connection with any vote to approve a Business Combination with respect thereto, a vote to amend the provisions of the Company’s Amended and Restated Certificate of Incorporation, or a tender offer by the Company prior to a Business Combination, and (xii) the Transferee agrees, with respect to the Initial Shares and Balance Shares, if any, to be bound by the terms and conditions of the Escrow Agreement.

5.             Further Assurances. Each party hereto shall cooperate and take such action as may be reasonably requested by another party hereto in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

6.             Trust Waiver. The Transferee hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

7.             Transfer Restrictions. Each of the Transferor and the Initial Stockholder agrees that it shall not (a) sell, assign or otherwise transfer any of the Insider Shares, (b) request that the Company register the transfer (book entry or otherwise) of any of the Insider Shares, in each case except in accordance with this Agreement and Section 7.2 of the Merger Agreement.

8.             Damages; Remedies. Each of the Transferor and the Initial Stockholder hereby agrees and acknowledges that (a) the Transferee would be irreparably injured in the event of a breach by the Transferor or the Initial Stockholder of their respective obligations under this Agreement, (b) monetary damages may not be an adequate remedy for such breach and (c) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach..

9.             Expenses. Each party shall each bear their own legal and other expenses with respect to this Agreement and the transactions contemplated hereby. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled. Each party hereto shall indemnify and hold harmless each of the other parties hereto from and against any and all claims, liabilities or obligations with respect to any brokerage or finders’ fees or commissions or any similar charges (and the costs and expenses of defending against such actual or asserted claims, liabilities or obligations) in connection with this Agreement or any transaction contemplated hereby for which the indemnifying party or any of its officers, employees or representatives is responsible.

10.           Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

11.           Governing Law. This Agreement and the relationship between or among the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

12.           Entire Agreement. This Agreement and the Merger Agreement constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

13.           Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the parties have duly executed this Stock Purchase Agreement as of the day and year set forth above.

COMPANY:

MOUNTAIN CREST ACQUISITION CORP

By:	/s/ Suying Liu
Name:	Suying Liu
Title:	Chief Executive Officer

TRANSFEROR:

SUNLIGHT GLOBAL INVESTMENT LLC

By:	/s/ Suying Liu
Name:	Suying Liu
Title:	Chief Executive Officer

INITIAL SHAREHOLDER:

/s/ Suying Liu
Suying Liu

TRANSFEREE:

PLAYBOY ENTERPRISES, INC.

By:	/s/ Ben Kohn
Name:	Bernhard L. Kohn III
Title:	Chief Executive Officer